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REPORT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Board of Directors

Optimal Group Inc.

We consent to incorporation by reference in the registration statements of Optimal Group Inc. on Form S-8 (File No. 333-115408), effective May 12, 2004, on Form S-8 (File No. 333-115050), effective April 30, 2004, on Form S-8 (File No. 333-65530), effective July 20, 2001 and on Form S-8/F-3 (File No. 333-08794), effective May 21, 1998 of our report dated March 13, 2008, relating to the consolidated balance sheets of Optimal Group Inc. as of December 31, 2007 and 2006 and the related consolidated statements of operations and comprehensive (loss) income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007, and of our report dated March 13, 2008 on the Company’s internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Optimal Group Inc.

(signed) KPMG LLP

Chartered Accountants

March 13, 2008

Montreal, Canada

KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.